Exhibit 4.1

CONDUENT FINANCE, INC.,

CONDUENT BUSINESS SERVICES, LLC,

THE GUARANTORS PARTY HERETO

and
U.S. BANK NATIONAL ASSOCIATION,

as Trustee

10.500% SENIOR NOTES DUE 2024

FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF JULY 12, 2018

This FIFTH SUPPLEMENTAL INDENTURE, dated as of July 12, 2018 (this “Fifth Supplemental Indenture”), is entered into by and among Conduent Finance, Inc., a Delaware corporation (“CFI”), Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC), a Delaware limited liability company (“CBS” and, together with CFI, the “Issuers”), the guarantors listed on Schedule A hereto (the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the guarantors from time to time party thereto and the Trustee entered into an Indenture, dated as of December 7, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), providing for the issuance of 10.500% Senior Notes due 2024 in an aggregate original principal amount equal to $510,000,000 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuers and the Trustee may amend certain terms of the Indenture with the consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Issuers have offered to purchase for cash any and all of the Notes and have solicited consents to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement dated as of June 28, 2018 (the “Tender Offer and Solicitation”);

WHEREAS, the Issuers have obtained the consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture; and

WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been duly authorized by the parties thereto and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuers, the Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

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ARTICLE 1
INTERPRETATION

Section 1.01	To Be Read With the Indenture.

This Fifth Supplemental Indenture is supplemental to the Indenture, and the Indenture and this Fifth Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the Notes as if all the provisions of the Indenture and this Fifth Supplemental Indenture were contained in one instrument.

Section 1.02	Capitalized Terms.

All capitalized terms used but not defined in this Fifth Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

ARTICLE 2
AMENDMENTS

Section 2.01	Amendments

(a)	Each of Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 5.01 of the Indenture shall be amended and restated in their entirety to read as follows:

“Section 4.03 [Intentionally Omitted]”

“Section 4.04 [Intentionally Omitted]”

“Section 4.05 [Intentionally Omitted]”

“Section 4.06 [Intentionally Omitted]”

“Section 4.07 [Intentionally Omitted]”

“Section 4.08 [Intentionally Omitted]”

“Section 4.09 [Intentionally Omitted]”

“Section 4.10 [Intentionally Omitted]”

“Section 4.11 [Intentionally Omitted]”

“Section 4.12 [Intentionally Omitted]”

“Section 4.13 [Intentionally Omitted]”

“Section 4.14 [Intentionally Omitted]”

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“Section 4.16 [Intentionally Omitted]”

“Section 4.17 [Intentionally Omitted]”

“Section 5.01 [Intentionally Omitted]”

(b)	Clause (a) of Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein means any one of the following events with respect to the Notes:

(1) default in payment when due and payable, upon redemption, maturity, acceleration or otherwise, of principal of the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) [Intentionally Omitted];

(4) [Intentionally Omitted];

(5) [Intentionally Omitted];

(6) [Intentionally Omitted];

(7) [Intentionally Omitted]; or

(8) [Intentionally Omitted].”

(c) The Indenture is hereby amended by deleting from the Indenture any definitions set forth in Section 1.01 for defined terms that are used solely in sections deleted by this Fifth Supplemental Indenture.

(d) All references in the Indenture to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 5.01 and 6.01 shall mean references to such sections as amended by this Fifth Supplemental Indenture.

(e) Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture amended by Article 2 of this Fifth Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Fifth Supplemental Indenture.

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ARTICLE 3
MISCELLANEOUS

Section 3.01	Ratification of Indenture.

The Indenture as supplemented by this Fifth Supplemental Indenture is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.02	Effective Time.

This Fifth Supplemental Indenture shall become effective upon execution hereof by the Trustee, the Issuers and the Guarantors. Notwithstanding the foregoing sentence, Article 2 of this Fifth Supplemental Indenture shall become operative only upon the purchase by the Issuers of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer and Solicitation, with the result that the amendments to the Indenture effected by Article 2 of this Fifth Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

Section 3.03	Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.04	Counterparts.

The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signed copies of this Fifth Supplemental Indenture by emailed portable document format (.pdf) shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by portable document format (.pdf) shall be deemed to be their original signatures for all purposes.

Section 3.05	Effect of Headings.

The Section headings herein are for convenience of reference only, and are not to be considered part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions.

Section 3.06	Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CONDUENT FINANCE, INC.

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Secretary

CONDUENT BUSINESS SERVICES, LLC

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Executive Vice President

[Fifth Supplemental Indenture Signature Page]

GUARANTORS:

CONDUENT INCORPORATED

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: Executive Vice President and Chief Financial Officer

[Fifth Supplemental Indenture Signature Page]

CGS LOCAL GOVERNMENT SOLUTIONS, LLC CGSLGS HOLDINGS, LLC CSLS HOLDINGS, LLC

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: President

[Fifth Supplemental Indenture Signature Page]

CONDUENT ASSET MANAGEMENT GROUP,		CONDUENT LEARNING SERVICES, INC.
LLC		CONDUENT LEGAL & COMPLIANCE
CONDUENT BILL REVIEW CORPORATION		SOLUTIONS, LLC
CONDUENT BPO SERVICES, LLC		CONDUENT MIDDLE EAST, INC.
CONDUENT BUSINESS PROCESS		CONDUENT MORTGAGE SERVICES, INC.
OPTIMIZATION SERVICES, INC.		CONDUENT PARKINDY, LLC
CONDUENT CARE AND QUALITY		CONDUENT PATIENT ACCESS SOLUTIONS,
SOLUTIONS, INC.		LLC
CONDUENT CARE MANAGEMENT, INC.		CONDUENT PAYMENT INTEGRITY
CONDUENT CARE SOLUTIONS, LLC		SOLUTIONS, INC.
CONDUENT COMMERCIAL SOLUTIONS,		CONDUENT PERFORMANCE
LLC		IMPROVEMENT SOLUTIONS, INC.
CONDUENT COMPLIANCE & RISK		CONDUENT PUBLIC HEALTH SOLUTIONS,
CONSULTING CORPORATION		INC.
CONDUENT CREDIT BALANCE		CONDUENT SECURITIES SERVICES, INC.
SOLUTIONS, LLC		CONDUENT STATE & LOCAL SOLUTIONS,
CONDUENT CUSTOMER CARE SOLUTIONS,		INC.
INC.		CONDUENT TITLE RECORDS
CONDUENT DEFENSE, LLC		CORPORATION
CONDUENT EDI SOLUTIONS, INC.		CONDUENT TRADEONE MARKETING, INC.
CONDUENT EDUCATION INDUSTRY		CONDUENT TRANSPORT SOLUTIONS, INC.
SERVICES, LLC		CONDUENT UNCLAIMED PROPERTY
CONDUENT EDUCATION LOAN SERVICES,		SYSTEMS, INC.
LLC		CONDUENT WDS GLOBAL–TEXAS, INC.
CONDUENT EDUCATION SERVICES, LLC		CONDUENT WIRELESS DATA SERVICES
CONDUENT ENTERPRISE SOLUTIONS, LLC		(OPERATIONS), INC.
CONDUENT FEDERAL SOLUTIONS, LLC		CONDUENT WIRELESS DATA SERVICES
CONDUENT GOVERNMENT RECORDS		NORTH AMERICA, INC.
SERVICES, INC.		CONDUENT WORKERS COMPENSATION
CONDUENT GOVERNMENT SYSTEMS, LLC		HOLDINGS, INC.
CONDUENT HEALTH ASSESSMENTS, LLC		CONDUENT WORKERS COMPENSATION,
CONDUENT HEALTHCARE INFORMATION		LLC
SERVICES, INC.		THE NATIONAL ABANDONED PROPERTY
CONDUENT HEALTHCARE KNOWLEDGE		PROCESSING CORPORATION
SOLUTIONS, INC.
CONDUENT HEALTHY COMMUNITIES
CORPORATION
CONDUENT HERITAGE, LLC	By:	/s/ Brian J. Webb-Walsh
CONDUENT HR SERVICES, LLC		Name: Brian J. Webb-Walsh
CONDUENT HUMAN RESOURCE SERVICES,		Title: Senior Vice President
LLC
CONDUENT HUMAN SERVICES, LLC

[Fifth Supplemental Indenture Signature Page]

CONDUENT HR CONSULTING, LLC CONDUENT IMAGE SOLUTIONS, INC. CONDUENT LENDING, INC. CONDUENT STATE HEALTHCARE, LLC

By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Vice President and Secretary

[Fifth Supplemental Indenture Signature Page]

CONDUENT EDUCATION SOLUTIONS, LLC

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: Manager

[Fifth Supplemental Indenture Signature Page]

CONDUENT HEALTH ADMINISTRATION, INC.

By:	/s/ Brian J. Webb-Walsh
Name: Brian J. Webb-Walsh
Title: President and Secretary

[Fifth Supplemental Indenture Signature Page]

CONDUENT CARD SERVICES, LLC

By:	/s/ Sumeet Sanghani
Name: Sumeet Sanghani
Title: President and Secretary

[Fifth Supplemental Indenture Signature Page]

CONDUENT SECURITIES, LLC

By:	/s/ Nicolas Medina
Name: Nicolas Medina
Title: President

[Fifth Supplemental Indenture Signature Page]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Philip G. Kane, Jr.
Name: Philip G. Kane, Jr.
Title: Vice President

[Fifth Supplemental Indenture Signature Page]

Schedule A

Guarantors

CONDUENT INCORPORATED
CGS LOCAL GOVERNMENT SOLUTIONS, LLC
CGSLGS HOLDINGS, LLC
CSLS HOLDINGS, LLC
CONDUENT ASSET MANAGEMENT GROUP, LLC
CONDUENT BILL REVIEW CORPORATION
CONDUENT BPO SERVICES, LLC
CONDUENT BUSINESS PROCESS OPTIMIZATION SERVICES, INC.
CONDUENT CARE AND QUALITY SOLUTIONS, INC.
CONDUENT CARE MANAGEMENT, INC.
CONDUENT CARE SOLUTIONS, LLC
CONDUENT COMMERCIAL SOLUTIONS, LLC
CONDUENT COMPLIANCE & RISK CONSULTING CORPORATION
CONDUENT CREDIT BALANCE SOLUTIONS, LLC
CONDUENT CUSTOMER CARE SOLUTIONS, INC.
CONDUENT DEFENSE, LLC
CONDUENT EDI SOLUTIONS, INC.
CONDUENT EDUCATION INDUSTRY SERVICES, LLC
CONDUENT EDUCATION LOAN SERVICES, LLC
CONDUENT EDUCATION SERVICES, LLC
CONDUENT ENTERPRISE SOLUTIONS, LLC
CONDUENT FEDERAL SOLUTIONS, LLC
CONDUENT GOVERNMENT RECORDS SERVICES, INC.
CONDUENT GOVERNMENT SYSTEMS, LLC
CONDUENT HEALTH ASSESSMENTS, LLC
CONDUENT HEALTHCARE INFORMATION SERVICES, INC.
CONDUENT HEALTHCARE KNOWLEDGE SOLUTIONS, INC.
CONDUENT HEALTHY COMMUNITIES CORPORATION
CONDUENT HERITAGE, LLC
CONDUENT HR SERVICES, LLC
CONDUENT HUMAN RESOURCE SERVICES, LLC
CONDUENT HUMAN SERVICES, LLC
CONDUENT LEARNING SERVICES, INC.
CONDUENT LEGAL & COMPLIANCE SOLUTIONS, LLC
CONDUENT MIDDLE EAST, INC.
CONDUENT MORTGAGE SERVICES, INC.
CONDUENT PARKINDY, LLC
CONDUENT PATIENT ACCESS SOLUTIONS, LLC
CONDUENT PAYMENT INTEGRITY SOLUTIONS, INC.
CONDUENT PERFORMANCE IMPROVEMENT SOLUTIONS, INC.
CONDUENT PUBLIC HEALTH SOLUTIONS, INC.
CONDUENT SECURITIES SERVICES, INC.
CONDUENT STATE & LOCAL SOLUTIONS, INC.
CONDUENT TITLE RECORDS CORPORATION

CONDUENT TRADEONE MARKETING, INC.
CONDUENT TRANSPORT SOLUTIONS, INC.
CONDUENT UNCLAIMED PROPERTY SYSTEMS, INC.
CONDUENT WDS GLOBAL–TEXAS, INC.
CONDUENT WIRELESS DATA SERVICES (OPERATIONS), INC.
CONDUENT WIRELESS DATA SERVICES NORTH AMERICA, INC.
CONDUENT WORKERS COMPENSATION HOLDINGS, INC.
CONDUENT WORKERS COMPENSATION, LLC
THE NATIONAL ABANDONED PROPERTY PROCESSING CORPORATION
CONDUENT HR CONSULTING, LLC
CONDUENT IMAGE SOLUTIONS, INC.
CONDUENT LENDING, INC.
CONDUENT STATE HEALTHCARE, LLC
CONDUENT EDUCATION SOLUTIONS, LLC
CONDUENT HEALTH ADMINISTRATION, INC.
CONDUENT CARD SERVICES, LLC
CONDUENT SECURITIES, LLC